Company Registration No. 198904152R Renaissance Holdings LLC Combined Group Combined Financial Statements For the financial year ended 31 December 2023

Renaissance Holdings LLC Combined Group Index Page Independent Auditor’s Report 1 Combined Statement of Comprehensive Income 3 Combined Statement of Financial Position 4 Combined Statement of Changes in Equity 5 Combined Statement of Cash Flows 6 Notes to the Combined Financial Statements 7

Renaissance Holdings LLC Combined Group - 1 - Independent Auditor’s Report For the financial year ended 31 December 2023 Independent Auditors’ Report to the Shareholder of Renaissance Holdings LLC Combined Group Report on the combined financial statements Qualified Opinion We have audited the combined financial statements of Renaissance Holdings LLC Combined Group (collectively, the “Combined Group”), which comprise the combined statement of financial position as at 31 December 2023, and the related combined statement of comprehensive income, changes in equity and cash flows for the year then ended, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, except for the effects of the matter described in the Basis for Qualified Opinion paragraph, the accompanying combined financial statements present fairly, in all material respects, the combined financial position of the Combined Group at 31 December 2023, and the combined results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standards Board (the “IASB”). Basis for Qualified opinion As disclosed in Note 1 to the combined financial statements, International Accounting Standard 1 Presentation of Financial Statements requires that financial statements be presented with comparative financial information. The accompanying combined financial statements have been prepared as of and for the year ended 31 December 2023 solely for the purpose of meeting the requirements of Rule 3-05 of Regulations S-X of the US Securities and Exchange Commission (“Rule 3-05”). Accordingly, no comparative financial information is presented. We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Combined Group and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion. Responsibilities of management for the combined financial statements Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with IFRS, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that are free of material misstatement, whether due to fraud or error. In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Combined Group’s ability to continue as a going concern for one year after the date that the combined financial statements are available to be issued.

Renaissance Holdings LLC Combined Group - 2 - Independent Auditor’s Report For the financial year ended 31 December 2023 Independent Auditor’s Report to the Shareholder of Renaissance Holdings LLC Combined Group Auditor’s responsibilities for the audit of the combined financial statements Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements. In performing an audit in accordance with GAAS, we: Exercise professional judgment and maintain professional skepticism throughout the audit. Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Combined Group’s internal control. Accordingly, no such opinion is expressed. Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements. Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Combined Group’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. Ernst & Young LLP Singapore 15 November 2024

Renaissance Holdings LLC Combined Group See accompanying notes to the combined financial statements. - 3 - Combined Statement of Comprehensive Income For the year ended 31 December 2023 Note 2023 $ Revenue 6 83,412,741 Voyage expenses 7 (29,173,562) Commission expenses (3,543,446) Net voyage revenue 50,695,733 Depreciation of vessels and equipment 13 (12,508,427) Vessel operating expenses 8 (29,653,895) General and administrative expenses 9 (5,065,793) Operating profit 3,467,618 Finance costs 10 (7,919,588) Other income 11 1,540,825 Loss before tax (2,911,145) Income tax 12 – Loss for the year (2,911,145) Other comprehensive income: Item that may be reclassified subsequently to income statement Movement in hedging reserve (3,801) Other comprehensive loss for the year, net of tax (3,801) Total comprehensive loss for the year, net of tax (2,914,946)

Renaissance Holdings LLC Combined Group See accompanying notes to the combined financial statements. - 4 - Combined Statement of Financial Position As at 31 December 2023 Note 2023 $ Assets Non-current asset: Vessels and equipment 13 206,971,300 Current assets: Cash and cash equivalents 15 978,328 Trade and other receivables 16 5,546,822 Contract assets 6 410,636 Inventories 17 6,755,654 Other financial assets 14 32,214 13,723,654 Total assets 220,694,954 Liabilities and Equity Non-current liability: Borrowings 18 103,881,665 Current liabilities: Trade and other payables 19 6,215,525 Borrowings 18 21,539,667 Contract liabilities 6 1,542,107 29,297,299 Total liabilities 133,178,964 Net current liabilities (15,573,645) Equity: Capital contribution 60,020 Retained earnings 87,436,066 Hedging reserves 20 19,904 Total equity 87,515,990 Total liabilities and equity 220,694,954

Renaissance Holdings LLC Combined Group See accompanying notes to the combined financial statements. - 5 - Combined Statement of Changes in Equity For the year ended 31 December 2023 Capital contribution Retained earnings Hedging reserves Total equity $ $ $ $ At 1 January 2023 60,020 90,347,211 23,705 90,430,936 Loss for the year – (2,911,145) – (2,911,145) Other comprehensive loss – – (3,801) (3,801) At 31 December 2023 60,020 87,436,066 19,904 87,515,990

Renaissance Holdings LLC Combined Group See accompanying notes to the combined financial statements. - 6 - Combined Statement of Cash Flows For the year ended 31 December 2023 2023 $ Operating activities Loss before tax (2,911,145) Non-cash adjustments to reconcile loss before tax to net cash flows: Depreciation 12,508,427 Allowance for estimated credit losses 97,431 Interest expense 7,919,588 Unrealised gain on foreign currency-denominated borrowings (1,540,825) Amortisation of prepaid expense 235,678 Working capital adjustments: Trade and other receivables and contract assets (547,205) Trade and other payables and contract liabilities (1,920,897) Inventories 1,134,126 14,975,178 Interest paid (7,891,004) Settlement of bunker swaps (5,459) Net cash flows generated from operating activities 7,078,715 Investing activities Purchase of equipment (19,691,674) Net cash flows used in investing activities (19,691,674) Financing activities Advances to a related company (333,466) Proceeds from bank loans 54,602,594 Repayment of bank loans (41,685,556) Net cash flows generated from financing activities 12,583,572 Net decrease in cash and cash equivalents (29,387) Cash and cash equivalents at 1 January 1,007,715 Cash and cash equivalents at 31 December (Note 15) 978,328

Docusign Envelope ID: 7176309E-F7A5-46D5-9E19-4B86BB5D6D8E

Renaissance Holdings LLC Combined Group

Notes to the Combined Financial Statements
For the year ended 31 December 2023

1. Domicile and activities

Renaissance Holdings LLC Combined Group comprises the entities listed below (collectively, the "Combined Group"). The Combined Group is not an existing legal group for the period presented in these combined financial statements ("Combined financial statements").

Name of company	Principal activities	Country of incorporation
Strategic Bulk Carriers (USA) LLC	Dry bulk charterer and operator	USA
SBC Entity LLC	Investment holding	Marshall Islands
SBC Explorer LLC	Investment holding	Marshall Islands
Renaissance Holdings LLC	Investment holding	Marshall Islands
SBC Resolve LLC *(formerly known as SBC Encounter LLC*)*	Investment holding	Marshall Islands
SBC Endeavor LLC	Investment holding	Marshall Islands
SBC Spirit LLC	Investment holding	Marshall Islands
SBC Vision LLC	Investment holding	Marshall Islands
SBC Alliance Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Synergy Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Unity Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Fortitude Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Savannah Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Tenacity Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Equity Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Harmony Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Venture Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Entity Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Explorer Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Resolve Pte. Ltd. *(formerly known as SBC Encounter Pte. Ltd.*)*	Owner of dry bulk cargo	Singapore
SBC Endeavor Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Spirit Pte. Ltd.	Owner of dry bulk cargo	Singapore
SBC Vision Pte. Ltd.	Owner of dry bulk cargo	Singapore

* *The name change for SBC Resolve LLC and SBC Resolve Pte. Ltd. took place on 18 July 2024 and 5 August 2024, respectively.*

These entities are directly or indirectly wholly owned by Strategic Shipping Inc. (the "shareholder"), a limited liability company formed and domiciled in the Republic of Marshall Islands, whose shares are privately held. Subsequent to year-end, as disclosed in Note 26, the shareholder underwent a reorganization exercise to position Renaissance Holdings LLC as the holding company for its dry bulk business to facilitate the disposal to Renaissance Merger Sub LLC, a wholly owned subsidiary of Pangaea Logistics Solutions Ltd..

The combined financial statements of Renaissance Holdings LLC Combined Group for the year ended 31 December 2023 were authorised for issue in accordance with a resolution of the shareholder on 15 November 2024.

The combined financial statements are in compliance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board (the "IASB") except for the exclusion of comparative figures for the prior year required by IAS 1 "Presentation of Financial Statements". The purpose of these financial statements is to meet the reporting requirements of Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.

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Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 8 - 2. Basis of preparation The principal purpose of the combined financial statements is to present the historical operations and performance of the dry bulk business. The combined financial statements are intended to provide users with relevant information about how the dry bulk business operated under its parent company and should encompass all pertinent activities, including the cost of running the business and corporate costs that were integral to the business during the period presented. Therefore, the financial statements are presented on a combined basis, including the entities in Note 1 which are under common control by the shareholder since incorporation, and throughout the financial year. The purpose of the combined financial statements is to show the combined financial position, financial performance, changes in equity and cash flows of the Combined Group as a single performance unit as at and for the year ended 31 December 2023. The Combined Group was in a net current liabilities position of $15,573,645 as at 31 December 2023. The combined financial statements have been prepared on a going concern basis because the shareholder, Strategic Shipping Inc., has agreed to forgive the repayment of the amount due by the entities within the Combined Group to the shareholder, by converting it into equity without being subject to future recall. Please refer to Note 26 for more details. The combined financial statements have been prepared on the historical cost basis except as otherwise described in the notes below. Items included in the financial statements of each of the combining entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The combined financial statements is presented in United States dollars (“$” or “USD”) which is the Combined Group’s presentation currency. Comprehensive disclosures related to transactions with related parties are provided in the notes to the financial statements. These disclosures include the nature of the related party relationships, types of transactions, amounts involved, and any other information necessary for an understanding of the financial impact of these transactions on the combined financial statements. 3. Basis of combination The combined financial statements consist of the historical combined financial statements of the entities listed in Note 1 for the year ended 31 December 2023 on a combined basis. The combined financial statements have been derived from the aggregation of the assets, liabilities, income, expenses and cash flows of Combined Group, and in accordance with the Combined Group’s accounting policies as set out in Note 4, which comply with IFRS. All intra- group transactions and balances have been eliminated on combination when preparing the combined financial statements.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 9 - 3. Basis of combination (continued) The expenses of the Combined Group include the recharging of common facilities and services provided by related companies that fall outside the scope of the Combined Group. There are no corporate costs or expenses that have not been allocated to the entities within the Combined Group. 4. Material accounting policy information The accounting policies set out below have been consistently applied by the Combined Group (“Combined Group accounting policies”). 4.1 Changes in accounting policies and disclosures The Combined Group has adopted all the new and revised standards which are effective for annual financial periods beginning on 1 January 2023. The adoption of these standards did not have any material effect on the financial performance or position of the Combined Group. 4.2 Standards issued but not yet effective The Combined Group has not adopted the following amendments applicable to the Combined Group that have been issued but not yet effective: Description Effective for annual periods beginning on or after Amendments to IAS 1 Presentation of Financial Statements: Classification of Liabilities as Current or Non-current 1 January 2024 Amendments to IFRS 16 Leases: Lease Liability in a Sale and Leaseback 1 January 2024 Amendments to IAS 1 Presentation of Financial Statements: Non-current Liabilities with Covenants 1 January 2024 Amendments to FRS 21: Lack of Exchangeability 1 January 2025 Amendments to FRS 109 and FRS 107: Amendments to the Classification and Measurement of Financial Instruments 1 January 2026 Annual Improvements to FRSs—Volume 11 1 January 2026 Presentation and Disclosure in Financial Statements 1 January 2027 The management expects that the adoption of the standards above will have no material impact on the combined financial statements in the period of initial application. 4.3 Foreign currency translation The Combined Group’s combined financial statements are presented in United States dollar. Each entity in the Combined Group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 10 - 4. Material accounting policy information (continued) 4.3 Foreign currency translation (continued) (i) Transactions and balances Transactions in foreign currencies are initially recorded by the entity in the Combined Group at their respective functional currency spot rates at the date these transactions first qualify for recognition. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the end of the reporting period. All differences arising on settlement or translation of monetary items are recognised in profit or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. (ii) Group entities On combination, the assets and liabilities of foreign operations are translated into United States dollar at the rate of exchange prevailing at the end of the reporting period and their profit or loss are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for combination are recognised in other comprehensive income. 4.4 Vessels and equipment Vessels and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Such cost includes the cost of replacing part of the vessels and equipment and borrowing costs for long-term construction projects if the recognition criteria are met. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The estimated useful life for new vessels is 25 years. Vessels acquired later in their lives are depreciated accordingly over their remaining useful lives. The estimated useful lives of other vessels and equipment items are 3 years. When each major inspection such as dry docking is performed, its cost is recognised in the carrying amount of vessels and equipment and amortised over the period until the next anticipated dry docking, which is normally 30 months. When dry docking recurs prior to the expiry of this period, the remaining balance of the original deferred dry docking costs is recorded in profit or loss in the period the subsequent dry docking occurs. An item of vessels and equipment and any significant part initially recognised is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in profit or loss when the asset is derecognised. The assets’ residual values, useful lives and methods of depreciation are reviewed at the end of each reporting period and adjusted prospectively, if appropriate.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 11 - 4. Material accounting policy information (continued) 4.5 Impairment of non-financial assets The Combined Group assesses at the end of each reporting period whether there is an indication that an asset may be impaired. If any indication exists, the Combined Group estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s (“CGU”) fair value less costs of disposal and its value in use, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used. Impairment losses of continuing operations are recognised in the combined statement of profit or loss in expense categories consistent with the function of the impaired asset. An assessment is made at the end of each reporting period as to whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. If such indication exists, the Combined Group estimates the asset’s or cash- generating unit’s recoverable amount. A previously recognised impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognised. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in profit or loss. 4.6 Financial instruments (a) Financial assets Initial recognition and measurement Financial assets are recognised when, and only when the entity becomes party to the contractual provisions of the instruments. At initial recognition, the Combined Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at fair value through profit or loss are expensed in profit or loss. Trade receivables are measured at the amount of consideration to which the Combined Group expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third party, if the trade receivables do not contain a significant financing component at initial recognition.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 12 - 4. Material accounting policy information (continued) 4.6 Financial instruments (continued) (a) Financial assets (continued) Subsequent measurement Investments in debt instruments Subsequent measurement of debt instruments depends on the Combined Group’s business model for managing the asset and the contractual cash flow characteristics of the asset. The three measurement categories for classification of debt instruments are amortised cost, fair value through other comprehensive income (“FVOCI”) and fair value through profit or loss (“FVTPL”). (i) Amortised cost Financial assets that are held for the collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortised cost. Financial assets are measured at amortised cost using the effective interest method, less impairment. Gains and losses are recognised in profit or loss when the assets are derecognised or impaired, and through amortisation process. The Combined Group’s financial assets at amortised include mainly trade receivables and other receivables. (ii) Fair value through other comprehensive income (“FVOCI”) Financial assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Financial asset measured at FVOCI are subsequently measured at fair value. Any gains or losses from changes in fair value of the financial assets are recognised in other comprehensive income, except for impairment losses, foreign exchange gains and losses and interest calculated using the effective interest method are recognised in profit or loss. The cumulative gain or loss previously recognised in other comprehensive income is reclassified from equity to profit or loss as a reclassification adjustment when the financial asset is de-recognised. The Combined Group engages in derivative financial instruments, including bunker hedges and interest rate swap, to manage its exposure to fluctuations in fuel prices and interest rates, respectively. These instruments are used in accordance with the Group’s risk management strategy and are not intended for speculative purposes. (iii) Fair value through profit or loss (“FVTPL”) Assets that do not meet the criteria for amortised cost or FVOCI are measured at FVTPL. A gain or loss on a debt instrument that is subsequently measured at FVTPL and is not part of a hedging relationship is recognised in profit or loss in the financial year in which it arises.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 13 - 4. Material accounting policy information (continued) 4.6 Financial instruments (continued) (a) Financial assets (continued) Subsequent measurement (continued) Investments in equity instruments On initial recognition of an investment in equity instrument that is not held for trading, the Combined Group may irrevocably elect to present subsequent changes in FVOCI. Dividends from such investments are to be recognised in profit or loss when the Combined Group’s right to receive payments is established. For investments in equity instruments which the Combined Group has not elected to present subsequent changes in FVOCI, changes in fair value are recognised in profit or loss. Derivatives Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently remeasured to their fair value at the end of each financial year. Changes in fair value of derivatives are recognised in profit or loss. The fair value of foreign exchange forward contracts are determined by reference to market values for similar instruments. De-recognition A financial asset is derecognised where the contractual right to receive cash flows from the asset has expired. On de-recognition of a financial asset in its entirety, the difference between the carrying amount and the sum of the consideration received and any cumulative gain or loss that had been recognised in other comprehensive income is recognised in profit or loss. (b) Financial liabilities Initial recognition and measurement Financial liabilities are recognised when, and only when, the Combined Group becomes a party to the contractual provisions of the financial instruments. The Combined Group determines the classification of its financial liabilities at initial recognition. All financial liabilities are recognised initially at fair value plus in the case of financial liabilities not at fair value through profit or loss, directly attributable transaction costs. The Combined Group designates its financial liabilities as loans and borrowings, trade and other payables and amount due to shareholder. Subsequent measurement After initial recognition, financial liabilities that are not carried at fair value through profit or loss are subsequently measured at amortised cost using the effective interest method. Gains and losses are recognised in profit or loss when the liabilities are derecognised, and through the amortisation process.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 14 - 4. Material accounting policy information (continued) 4.6 Financial instruments (continued) (b) Financial liabilities (continued) De-recognition A financial liability is de-recognised when the obligation under the liability is discharged or cancelled or expires. On de-recognition, the difference between the carrying amounts and the consideration paid is recognised in profit or loss. 4.7 Derivative financial instruments and hedge accounting The Combined Group uses derivative financial instruments, such as bunker swaps to hedge its commodity price risks. Such derivative financial instruments are initially recognized at fair value on the date on which a derivative contract is entered into and are subsequently remeasured at fair value. Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative. For the purpose of hedge accounting, hedges are classified as: - Fair value hedges when hedging the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment; - Cash flow hedges when hedging the exposure to variability in cash flows that is either attributable to a particular risk associated with a recognized asset or liability or a highly probable forecast transaction or the foreign currency risk in an unrecognized firm commitment; - Hedges of a net investment in a foreign operation. At the inception of a hedging relationship, the Combined Group formally designates and documents the hedging relationship to which the Combined Group wishes to apply hedge accounting and the risk management objective and strategy for undertaking the hedge. The documentation includes identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged and how the entity will assess the effectiveness of changes in the hedging instrument’s fair value in offsetting the exposure to changes in the hedged item’s fair value or cash flows attributable to the hedged risk. Such hedges are expected to be highly effective in achieving offsetting changes in fair value or cash flows and are assessed on an ongoing basis to determine that they actually have been highly effective throughout the financial reporting periods for which they were designated. A hedging relationship qualifies for hedge accounting if it meets all of the following effectiveness requirements: - There is “an economic relationship” between the hedged item and the hedging instrument; - The effect of credit risk does not “dominate the value changes” that result from that economic relationship; - The hedge ratio of the hedging relationship is the same as that resulting from the quantity of the hedged item that the Combined Group actually hedges and the quantity of the hedging instrument that the Combined Group actually uses to hedge that quantity of hedged item.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 15 - 4. Material accounting policy information (continued) 4.7 Derivative financial instruments and hedge accounting (continued) The Combined Group adopts cash flow hedge accounting for its hedges. The effective portion of the gain or loss on the hedging instrument is recognized in other comprehensive income in the cash flow hedge reserve, while any ineffective portion is recognized immediately in the statement of profit or loss. The cash flow hedge reserve is adjusted to the lower of the cumulative gain or loss on the hedging instrument and the cumulative change in fair value of the hedged item. Amounts recognised as other comprehensive income are transferred to profit or loss when the hedged transaction affects profit or loss. Where the hedged item is the cost of a non- financial asset or non-financial liability, the amounts recognised as other comprehensive income are transferred to the initial carrying amount of the non-financial asset or liability. When a cash flow hedge is discontinued, the cumulative gain or loss previously recognised in other comprehensive income will remain in the cash flow hedge reserve until the future cash flows occur if the hedged future cash flows are still expected to occur or reclassified to profit or loss immediately if the hedged future cash flows are no longer expected to occur. Current versus non-current classification Derivative instruments are classified as current or non-current or separated into a current and non-current portion based on an assessment of the facts and circumstances (i.e., the underlying contracted cash flows). 4.8 Impairment of financial assets The Combined Group recognises an allowance for expected credit losses (“ECLs”) for all debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Combined Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms. ECLs are recognised in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is recognised for credit losses expected over the remaining life of the exposure, irrespective of timing of the default (a lifetime ECL). For trade receivables and contract assets, the Combined Group applies a simplified approach in calculating ECLs. Therefore, the Combined Group does not track changes in credit risk, but instead recognises a loss allowance based on lifetime ECLs at each reporting date. The Combined Group has established a provision matrix that is based on its historical credit loss experience. adjusted for forward-looking factors specific to the debtors and the economic environment.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 16 - 4. Material accounting policy information (continued) 4.8 Impairment of financial assets (continued) The Combined Group considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Combined Group may also consider a financial asset to be in default when internal or external information indicates that the Combined Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Combined Group. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows. 4.9 Inventories Inventories consist of bunkers and are stated at the lower of cost and net realisable value. The cost is determined by the first-in-first-out method and includes expenditure incurred in acquiring the inventories and delivery costs less discounts. 4.10 Cash and cash equivalents Cash and cash equivalents in the combined statement of financial position and combined statement of cash flows comprise cash at banks.This includes all cash balances with financial institutions that are available on demand. The Combined Group’s policy for classifying an investment as a cash equivalent is based on its liquidity, maturity, and the purpose for which the cash is held. To qualify as a cash equivalent, an investment must be readily convertible to a known amount of cash and be subject to an insignificant risk of changes in value due to market conditions or interest rate fluctuations. The classification is determined at the time of acquisition and reassessed at each reporting date. The Combined Group holds these assets primarily to meet short-term cash commitments rather than for investment or other purposes, ensuring the availability of funds as needed. 4.11 Provisions Provisions are recognised when the Combined Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. 4.12 Borrowing costs Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalised as part of the cost of the asset. All other borrowing costs are expensed in the period they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds. 4.13 Leases Combined Group as a lessor Leases in which the Combined Group does not transfer substantially all the risks and rewards incidental to ownership of an asset are classified as operating leases. Freight income arising is accounted for on a straight-line basis over the lease terms and is included in revenue in the combined statement of profit or loss due to its operating nature.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 17 - 4. Material accounting policy information (continued) 4.14 Revenue recognition Revenue is measured based on the consideration to which the Combined Group expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties. Revenue is recognised when the Combined Group satisfies a performance obligation by transferring a promised good or service to the customer. A performance obligation may be satisfied as a point in time or over time. The amount of revenue recognised is the amount allocated to the satisfied performance obligation. Voyage revenue for voyages completed during the year is included in the operating results for that period. Revenue from uncompleted voyages is recognised over the duration of the voyages on a percentage of completion method. Revenue from time charter hire, which are an operating lease in nature is recognised on a straight-line basis over the period of the time charter contracts. The portion of revenue relating to the unexpired time charter period is accounted for as unearned income in combined statement of financial position. Contract balances Trade receivables A receivable is recognised if an amount of consideration that is unconditional is due from the customer (i.e., only the passage of time is required before payment of the consideration is due). Contract assets Contract assets (unbilled receivables) are initially recognised for revenue earned for freight voyages because the receipt of consideration is conditional on the successful completion of the voyage. Upon completion of the voyage, the amount recognised as contract asset is reclassified to trade receivables. Contract liabilities Contract liabilities (customer advances) are recognised if a payment is received or a payment is due (whichever is earlier) from a customer before the completion of a freight voyage. Contract liabilities are recognised as revenue based on the percentage of completion of the voyage. 4.15 Operating expenses Operating expenses include expenditure that are incurred by the Combined Group in providing voyage or charter services.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 18 - 4. Material accounting policy information (continued) 4.16 Finance income and finance costs Finance income comprises of interest income. Finance costs comprises of interest expense on borrowings and other finance costs. Interest income or expense is recognised using the effective interest method. The “effective interest rate” is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to: the gross carrying amount of the financial assets; or the amortised cost of the financial liability. In calculating interest income and expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit-impaired) or to the amortised cost of the liability. However, for financial assets that have become credit-impaired subsequent to initial recognition, interest income is calculated by applying the effective interest rate to the amortised cost of the financial asset. If the asset is no longer credit-impaired, then the calculation of interest income reverts to the gross basis. Fees paid on the establishment of loan facilities are recognised as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalised as a pre-payment for liquidity services and amortised over the period of the facility to which it relates. 4.17 Related parties A related party is defined as follows: (a) A person or a close member of that person’s family is related to the Combined Group if that person: (i) Has control or joint control over the Combined Group; (ii) Has significant influence over the Combined Group; or (iii) Is a member of the key management personnel of the Combined Group or of a parent of the Combined Group.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 19 - 4. Material accounting policy information (continued) 4.17 Related parties (continued) (b) An entity is related to the Combined Group if any of the following conditions applies: (i) The entity and the Combined Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others); (ii) One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member); (iii) Both entities are joint ventures of the same third party; (iv) One entity is a joint venture of a third entity and the other entity is an associate of the third entity; (v) The entity is a post-employment benefit plan for the benefit of employees of either the Company or an entity related to the Combined Group. If the Combined Group is itself such a plan, the sponsoring employers are also related to the Combined Group; (vi) The entity is controlled or jointly controlled by a person identified in (a); (vii) A person identified in (a) (i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity). 5. Significant accounting judgments, estimates and assumptions The preparation of the Combined Group’s combined financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenue, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the end of the reporting period. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods. Judgments In the process of applying the Combined Group’s accounting policies, management has made the following judgment, which has the most significant effect on the amounts recognised in the combined financial statements: Combined Group as a lessor The Combined Group has entered into commercial leases to charter hire out vessels for operations. The Combined Group has determined, based on an evaluation of the terms and conditions of the arrangements, such as the lease term not constituting a major part of the economic life of the vessels and the present value of the minimum lease payments not amounting to substantially all of the fair value of the vessels, that it retains substantially all the risks and rewards incidental to ownership of these properties and accounts for the contracts as operating leases.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 20 - 5. Significant accounting judgments, estimates and assumptions (continued) Judgments (continued) Impairment indicator assessment for non-financial assets The vessels owned by the Combined Group are assessed for internal and external indicators of impairment at year-end in accordance with the accounting policy in Note 4.5. The vessels are tested for impairment whenever events or changes in circumstances indicate that the carrying amounts for these assets may not be recoverable. The carrying amounts of the vessels are disclosed in Note 13 to the financial statements. Estimates and assumptions The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below. The Combined Group based its assumptions and estimates on parameters available when the combined financial statements were prepared. Existing circumstances and assumptions about future developments however, may change due to market changes or circumstances arising beyond the control of the Combined Group. Such changes are reflected in the assumptions when they occur. Fair value of financial instruments When the fair value of financial assets and financial liabilities recorded in the combined statement of financial position cannot be derived from active markets, their fair value is determined using valuation techniques including the discounted cash flow model. The inputs to these models are taken from observable markets where possible, but where this is not feasible, a degree of judgment is required in establishing fair values. The judgments include considerations of inputs such as liquidity risk, credit risk and volatility. Changes in assumptions about these factors could affect the reported fair value of financial instruments. The carrying amounts of the financial instruments are disclosed in Note 14 to the financial statements.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 21 - 6. Revenue 2023 $ Recognised over time: Voyage charter income 80,992,514 Demurrage income 2,420,227 83,412,741 Information about contract assets and contract liabilities from contracts with customers is disclosed as follows: 2023 $ Contract assets 410,636 Contract liabilities 1,542,107 Contract assets primarily relate to the Combined Group’s right to consideration for portion of voyage completed but not yet billed at reporting date. Contract assets are transferred to receivables when the rights become unconditional. Contract liabilities primarily relate to the Combined Group’s obligation to satisfy performance obligations to customers for which the Combined Group has received advances from customers for uncompleted voyage. Contract liabilities are recognised as revenue as the Combined Group performs under the contract. Revenue recognised that was included in contract liabilities at the beginning of the year amounted to $2,838,881.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 22 - 7. Voyage expenses Voyage expenses include the following: 2023 $ Bunkers 17,093,406 Port expenses 11,260,790 8. Vessel operating expenses Included in vessel operating expenses are: 2023 $ Crew expenses 16,114,546 Consumables, lubricating oils and spare parts 8,964,369 Vessel insurance costs 2,294,071 Off-hire bunker 218,032 9. General and administrative expenses Included in general and administrative expenses are: 2023 $ Agency fee expense paid and payable to related company * 2,973,373 Expected credit losses of trade receivables 97,431 Management fee paid and payable to a related company * 1,691,315 * Related company or companies in these combined financial statements refer to the companies under common control of the shareholder. 10. Finance costs 2023 $ Interest expense on borrowings 7,919,588

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 23 - 11. Other income 2023 $ Exchange gain on foreign currency-denominated borrowings 1,540,825 12. Income tax No federal or state taxes on profit or loss of the entities within the Combined Group have been provided for since the shareholders are individually liable for the taxes on their respective shares of these entities’ profit or loss. The Singapore entities within the Combined Group operate Singapore registered vessels plying in international water. These entities derive income from the qualifying operation of chartering the vessels for use outside the limits of the port of Singapore. No provision for tax has been made for the year ended 31 December 2023 as the income is exempted from tax under Section 13A of the Singapore Income Tax Act. 13. Vessels and equipment Vessels Deferred drydocking expenditure Vessel equipment Total $ $ $ $ Cost 1 January 2023 275,436,232 9,981,524 979,042 286,396,798 Additions 17,195,333 1,972,901 523,440 19,691,674 Write off – (5,588,650) – (5,588,650) As at 31 December 2023 292,631,565 6,365,775 1,502,482 300,499,822 Accumulated depreciation 1 January 2023 79,072,892 6,891,139 644,714 86,608,745 Charge for the year 10,099,459 2,150,930 258,038 12,508,427 Write off – (5,588,650) – (5,588,650) At 31 December 2023 89,172,351 3,453,419 902,752 93,528,522 Net book value At 31 December 2023 203,459,214 2,912,356 599,730 206,971,300 As at 31 December 2023, the Combined Group had vessels with carrying amount of $23,917,285 that are subject to mortgages to secure loan facilities (Note 18). As at 31 December 2023, the Combined Group had vessels with carrying amount of $146,604,961, pledged as security for the related obligations under the sales and leaseback arrangement (Note 18).

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 24 - 14. Other financial assets 2023 $ Current Derivative financial assets at fair value through other comprehensive income – bunker swap contracts 32,214 The Combined Group uses bunker swaps to manage some of its transaction exposures and have designated these derivatives as hedging instruments. The fair value of these contracts is determined by reference to valuation statements provided by the brokers. The Combined Group uses interest rate swap contracts to manage some of its borrowings’ floating interest rate exposures and designate these derivatives as hedging instruments. The exposure of the hedging instruments is immaterial to the Combined Group. 15. Cash and cash equivalents 2023 $ Cash at banks 978,328 Cash at banks earn interest at floating rates based on daily bank deposit rates. 16. Trade and other receivables 2023 $ Trade receivables: Third parties 4,846,216 Allowance for expected credit loss (1,064,304) 3,781,912 Other receivables: Advances to port agents 625,085 Sundry receivables 42,132 Amount due from a related company 1,097,693 1,764,910 Trade and other receivables 5,546,822 Trade receivables Trade receivables are non-interest bearing and are generally on average credit period of 1 to 90 days’ terms. They are recognised at their original invoice amounts which represent their fair values on initial recognition. These amounts are unsecured and repayable on demand.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 25 - 16. Trade and other receivables (continued) Other receivables Advances to port agents represent advance payments relating to port charges. These payments are trade-related, unsecured, non-interest bearing and are repayable upon demand. These amounts are to be settled in cash. The remaining other receivables from sundry receivables are interest-free and repayable on demand. Amount due from a related company The amounts due from related companies comprise of advances made. These amounts are unsecured, non-interest bearing and repayable on demand. The trade and other receivables are denominated in the Singapore Dollar ("SGD”) and United States Dollar (“USD”), of which the SGD balances are immaterial. Expected credit loss The movement in allowance for expected credit losses of other receivables is immaterial, while the movement in allowance for expected credit losses of trade receivables computed based on lifetime ECL are as follows: 2023 $ At 1 January 1,108,868 Allowance made for the year 97,431 Utilised (141,995) At 31 December 1,064,304 Trade receivables that are individually determined to be impaired at the end of the reporting period relate to debtors that are in significant financial difficulties and have defaulted on payments. 17. Inventories 2023 $ Bunkers, at cost 6,755,654 The cost of inventories recognised as an expense in cost of sales were $17,093,406.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 26 - 18. Borrowings Repayment profile 2023 $ Current interest-bearing loans and borrowings: Secured borrowings: Loan instalments 2024 21,539,667 Non-current interest-bearing loans and borrowings: Secured borrowings: Loan instalments 2025 – 2031 45,136,294 Balloon payments 2025 – 2031 58,745,371 103,881,665 Total interest-bearing loans and borrowing 125,421,332 Borrowings are secured by mortgages over 12 vessels owned by the Combined Group. Loans and borrowings comprise instruments that bear interest at fixed and floating rates. The fixed rate loans and borrowings bear interest ranging from 3.7% to 4.1%, while the floating rate loans and borrowings bear interest based on either SOFR or TIBOR, plus a margin. The margin on the floating rate loans ranges from 1.9% to 2.1%. The loan agreements generally include covenants that require the maintenance of certain financial ratios. Any non-compliance with these covenants will result in these loans becoming repayable upon service of notice of default of the lenders. There was no breach of covenants for the financial year ended 31 December 2023. The Combined Group entered into sales and leaseback arrangement for multiple vessels. The sales and leaseback arrangements require the Combined Group to purchase the vessels at the end of the lease term. Such obligations are disclosed as balloon payments above.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 27 - 18. Borrowings (continued) Loans and borrowings denominated in currency other than the functional currency of the entities within the Combined Group at 31 December are as follows: 2023 $ Japanese Yen 23,914,783 A reconciliation of liabilities arising from financing activities is as follows: Non-cash changes# 2022 Proceeds Repayments Amortisation of prepaid expense Other 2023 $ $ $ $ $ $ Borrowings - current 30,504,653 54,602,594 (41,685,556) 235,678 (22,117,702) 21,539,667 - non-current 83,304,788 – – – 20,576,877 103,881,665 Total 113,809,441 54,602,594 (41,685,556) 235,678 (1,540,825)* 125,421,332 # This pertains to reclassification of outstanding amounts from non-current to current and foreign exchange differences. * This represents foreign exchange differences. 19. Trade and other payables 2023 $ Trade payables 2,043,047 Other payables 177,400 Interest payables 28,584 Amounts due to shareholder 3,966,494 Trade and other payables 6,215,525 Trade payables Trade payables are non-interest bearing and generally due within 30 days. Other payables Other payables are non-interest bearing and generally due within 30 days. Interest payables Interest payables arise from borrowings held by the Combined Group and are generally due within 30 days.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 28 - 19. Trade and other payables (continued) Amount due to shareholder The amounts due to a related party are unsecured, non-interest bearing and repayable on demand. The trade and other payables are denominated in the Singapore Dollar ("SGD”) and United States Dollar (“USD”), of which the SGD balances are immaterial. 20. Hedging reserves Hedging reserves represent the cumulative fair value changes of the derivative financial instruments designated as cash flow hedges. 21. Related party disclosures In addition to the related party information disclosed elsewhere in the combined financial statements, there are no significant transactions between the Combined Group and its related parties during the year. 22. Commitments and contingencies Commitments for capital expenditures As at 31 December 2023, capital expenditure contracted for but not recognised in the combined financial statements relating to purchase of vessel. The commitments to purchase vessels at the end of the lease term from sales and leaseback arrangements are disclosed in Note 18. Contingent liabilities As at 31 December 2023, there are no probable claims against the Combined Group that may cause material impact to the Combined Group. 23. Financial risk management objectives and policies The Combined Group’s principal financial liabilities comprise trade and other payables and loans and borrowings. The main purpose of these financial liabilities is to finance the Combined Group’s operations. The Combined Group has trade and other receivables, and cash and cash equivalents that are derived directly from its operations. The Combined Group also holds financial assets at fair value through other comprehensive income, financial assets at amortised cost, and enters into derivative transactions. The Combined Group is exposed to market risk, interest rate risk, foreign currency risk, commodity price risk, credit risk and liquidity risk. The management reviews and agrees policies for managing each of these risks which are summarised below.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 29 - 23. Financial risk management objectives and policies (continued) Market risk Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises of interest rate risk, foreign currency risk and other price risk, such as commodity risk. Financial instruments affected by market risk include cash and cash equivalents, interest-bearing loans and borrowings, financial assets at fair value through other comprehensive income, financial assets at amortised cost, and derivative financial instruments. Interest rate risk Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Combined Group’s exposure to the risk of changes in market interest rates relates primarily to the Group’s long term with floating interest rates. With all other variables held constant, the Combined Group’s loss before tax is estimated to increase/decrease by $313,553 should interest rate increase/decrease by 25 basis points. Foreign currency risk Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Combined Group’s exposure to the risk of changes in foreign exchange rates relates primarily to the Combined Group’s Japanese Yen denominated borrowings. The Combined Group has determined that its exposure to foreign currency changes at the end of the financial year is not material. Commodity price risk The Combined Group is affected by the price volatility of certain commodities. Its operating activities require the ongoing purchase and continuous supply of bunkers. The Combined Group is exposed to changes in the price of bunker on its forecast bunker purchases. With all other variables held constant, the Combined Group’s loss before tax is estimated to increase/decrease by $337,783 should bunker price increase/decrease by 5%. Credit risk Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Combined Group is exposed to credit risk from its operating activities (primarily from trade and other receivables) and from its investing activities, including deposits with banks and financial institutions, and other financial instruments. Trade and other receivables It is the Combined Group’s policy to provide credit terms to creditworthy customers and counterparties. These debts are continually monitored and therefore, the Combined Group does not expect to incur material credit losses.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 30 - 23. Financial risk management objectives and policies (continued) Credit risk (continued) Trade and other receivables (continued) An impairment analysis is performed at each reporting date using a provision matrix to measure expected credit losses. The provision rates are based on days past due by aging brackets. The calculation reflects the probability-weighted outcome, the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions. Based on historical information, the receivable amount which the Combined Group expect to incur credit losses have been provided for as disclosed in Note 16. As at 31 December 2023, the ageing analysis of trade receivables and contract assets is as follows: Past due but not impaired Total Neither past due nor impaired < 30 days 30 - 60 days 61 - 90 days > 90 Days $ $ $ $ $ $ 2023 4,192,548 3,141,195 1,051,353 – – – Financial instruments and cash deposits Credit risk from balances with banks and financial institutions is managed by the Combined Group’s treasury function in accordance with the Combined Group’s policy. Investments of surplus funds are made only with approved counterparties for risk management purposes and therefore mitigate financial loss through potential counterparty failure. The Combined Group’s maximum exposure to credit risk for the components of the combined statement of financial position at 31 December 2023 are the carrying amounts as disclosed in Notes 15 and 16. Liquidity risk Liquidity risk arises from the general funding of the Combined Group’s operational activities. It includes the risk of not being able to fund operational activities at settlement dates and liquidate positions in a timely manner at a reasonable price. The Combined Group monitors and maintains a level of cash and cash equivalents deemed adequate by the management to finance the Combined Group’s operations and to mitigate the effects of fluctuations in cash flows.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 31 - 23. Financial risk management objectives and policies (continued) Liquidity risk (continued) The table below summarises the maturity profile of the Combined Group’s financial liabilities based on contractual undiscounted payments. On demand Less than 1 year More than 1 year Total $ $ $ $ At 31 December 2023 Trade payables (Note 19) – 2,043,047 – 2,043,047 Other payables (Note 19) – 177,400 – 177,400 Interest payables (Note 19) – 28,584 – 28,584 Amount due to shareholder (Note 19) 3,966,494 – – 3,966,494 Borrowings (Note 18) – 28,398,511 126,051,837 154,450,348 3,966,494 30,647,542 126,051,837 160,665,873 Capital management Capital comprises shareholders’ equity. The primary objective of the Combined Group’s capital management is to ensure that it maintains a healthy capital ratio to support its business and maximise shareholder value. The Combined Group manages its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Combined Group may adjust the dividend payment to shareholders, return capital to shareholders, issue new shares or reissue treasury shares. No changes were made in the objectives, policies or processes during the year ended 31 December 2023. The Combined Group monitors its capital needs based on both short-term and long-term business requirements and plans.

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 32 - 24. Classification of financial assets and liabilities As at the end of the reporting period, the following are the different classes of financial assets and liabilities: 2023 $ Assets At amortised cost Cash and cash equivalents 978,328 Trade receivables 3,781,912 Amount due from a related company 1,097,693 Advances to port agents 625,085 Sundry receivables 42,132 6,525,150 At fair value through other comprehensive income Bunker swap contracts 32,214 Liabilities At amortised cost Trade payables 2,043,047 Other payables 177,400 Interest payables 28,584 Amount due to shareholder 3,966,494 Borrowings 125,421,332 131,636,857

Renaissance Holdings LLC Combined Group Notes to the Combined Financial Statements For the year ended 31 December 2023 - 33 - 25. Fair value of assets and liabilities (a) Fair value hierarchy The Combined Group uses the following hierarchy for determining and disclosing the fair value of financial instruments by valuation techniques: Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities that the Combined Group can access at the measurement date; Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and Level 3: unobservable inputs for the asset or liability. (b) Assets measured at fair value At 31 December 2023, the Combined Group held the following financial instruments measured at fair value. At 31 December Level 1 Level 2 Level 3 $ $ $ $ Group 2023 Assets: Financial assets at fair value through other comprehensive income: - bunker swap contracts 32,214 – 32,214 – During the year ended 31 December 2023, there were no transfers between Level 1 and Level 2 fair value measurements, and no transfers into and out of Level 3 fair value measurements. (c) Level 2 fair value measurements The fair value of financial assets and financial liabilities are included at the amount at which the instruments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The following methods and assumptions were used to estimate the fair values: Bunker rate swap contracts The fair value of bunker rate swap contracts is determined by reference to valuation statements provided by third party brokers. The appropriateness of the valuation methodologies and assumptions adopted are reviewed along with the appropriateness and reliability of the inputs used in the valuations by management.

Docusign Envelope ID: 7176309E-F7A5-46D5-9E19-4B86BB5D6D8E

Renaissance Holdings LLC Combined Group

Notes to the Combined Financial Statements
For the year ended 31 December 2023

25. Fair value of assets and liabilities (continued)

(d) ***Fair value of financial instruments that are not carried at fair value and whose carrying amounts reasonable approximation of fair value***

Cash and cash equivalents (Note 15), trade and other receivables (Note 16), trade and other payables *(Note 19) and borrowings (Note 18).*

Management has determined that the carrying amount of these financial assets and liabilities are reasonably approximates their fair value because they are short-term in nature.

26. Event occurring after the reporting period

On 30 June 2024, the entities listed below declared dividends to the shareholder amounting to $84,600,000.

• SBC Synergy Pte. Ltd.	$4,000,000
• SBC Unity Pte. Ltd.	$2,500,000
• SBC Venture Pte. Ltd.	$7,500,000
• SBC Harmony Pte. Ltd.	$7,000,000
• SBC Equity Pte. Ltd.	$8,400,000
• SBC Explorer Pte. Ltd.	$6,050,000
• SBC Entity Pte. Ltd.	$6,250,000
• SBC Resolve Pte. Ltd.	$5,350,000
• SBC Fortitude Pte. Ltd.	$6,400,000
• SBC Savannah Pte. Ltd.	$7,900,000
• SBC Tenacity Pte. Ltd.	$8,150,000
• SBC Vision Pte. Ltd.	$8,250,000
• SBC Spirit Pte. Ltd.	$6,850,000

On 14 August 2024, the ownership of the entities below was transferred from Strategic Shipping Inc. (the “shareholder”) to its wholly owned subsidiary, Renaissance Holdings LLC.

- SBC Resolve LLC (formerly known as SBC Encounter LLC)
- SBC Endeavor LLC
- SBC Spirit LLC
- SBC Vision LLC

On 14 August 2024, the ownership of the entities below, which were 20% owned by Strategic Bulk Carriers Inc. (a wholly owned subsidiary of the shareholder) and 80% owned by the shareholder, was transferred to Renaissance Holdings LLC.

- SBC Entity LLC
- SBC Explorer LLC

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Docusign Envelope ID: 7176309E-F7A5-46D5-9E19-4B86BB5D6D8E

Renaissance Holdings LLC Combined Group

Notes to the Combined Financial Statements
For the year ended 31 December 2023

26. Event occurring after the reporting period (continued)

On 19 August 2024, the entities listed below were incorporated and are wholly owned by Renaissance Holdings LLC.

- RHI Alliance Pte. Ltd.
- RHI Fortitude Pte. Ltd.
- RHI Savannah Pte. Ltd.
- RHI Synergy Pte. Ltd.
- RHI Tenacity Pte. Ltd.
- RHI Unity Pte. Ltd.

The newly incorporated entities mentioned above are primarily intended to facilitate the reorganization.

On 13 November 2024, the ownership of the vessels listed below was transferred:

- Strategic Alliance – transferred from SBC Alliance Pte. Ltd. to RHI Alliance Pte. Ltd.
- Strategic Fortitude – transferred from SBC Fortitude Pte. Ltd. to RHI Fortitude Pte. Ltd.
- Strategic Synergy – transferred from SBC Synergy Pte. Ltd. to RHI Synergy Pte. Ltd.
- Strategic Tenacity – transferred from SBC Tenacity Pte. Ltd. to RHI Tenacity Pte. Ltd.
- Strategic Unity – transferred from SBC Unity Pte. Ltd. to RHI Unity Pte. Ltd.

On 15 November 2024, the shareholder, Strategic Shipping Inc., agreed to forgive the repayment of the amount due by the entities within the Combined Group to the shareholder, by converting it into equity without being subject to future recall.

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